UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
March 4, 2011

Douglas Emmett, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	1-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(Address of principal executive offices)                                                 (Zip Code)

Registrant’s telephone number, including area code    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers

On March 3, 2011, Theodore E. Guth, Executive Vice President of the Company, was designated as the principal accounting officer of the Company in place of Greg Hambly.  Prior to joining Douglas Emmett in January 2011, Mr. Guth was a partner and held various management positions at the law firms of Manatt, Phelps and Phillips LLP (from 2007 to 2010), Guth | Christopher LLP (from 1997 to 2007) and Irell & Manella LLP. He also served as the President of Dabney/Resnick, Inc. (now Imperial Capital), an investment banking and brokerage firm specializing in distressed debt and special situations, and as a full-time professor at the UCLA School of Law. Mr. Guth earned a B.S. from the University of Notre Dame and a J.D. from the Yale Law School. Mr. Guth is a member of the Board of Directors of Electro Rent Corporation (NASDAQ: ELRC), one of the largest global organizations devoted to the rental, leasing and sales of electronic test equipment, personal computers and servers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Douglas Emmett, Inc.

Dated: March 4, 2011	By:	/s/ WILLIAM KAMER
William Kamer
Chief Financial Officer and Secretary